FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE FIRST QUARTER OF FISCAL 2016.

Jacksonville, Florida; February 3, 2016 -

Fiscal 2016 First Quarter Consolidated Results of Continuing Operations.

Income from continuing operations for the first quarter of fiscal 2016 was $7,473,000 or $.76 per share versus $1,131,000 or $.12 per share in the first quarter last year. This first quarter of fiscal 2016 benefited from a gain on land sale of $6,286,000 plus income of $3,000,000 from the settlement of environmental claims resulting in a positive impact of $.57 per share of income from continuing operations. Total revenues were up $521,000, or 6.3%, versus the same quarter last year. Excluding the positive impact of the environmental settlement this quarter ($3 million) and the negative impact of corporate costs not allocated to discontinued operations in the first quarter last year ($919,000), consolidated total operating profit was up 10.3%.

First Quarter Segment Operating Results.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $1,659,000, an increase of 23.4%, versus $1,344,000 in the same quarter last year as total tons mined at our locations increased by 29.0%. Total operating profit in this segment was $1,470,000, an increase of 66.7%, versus $882,000 in the first quarter of last year. Management periodically analyzes the amount of corporate and management company time spent on each segment and in the most recent analysis it was determined that less time was being spent on the mining segment versus prior years when management was working on mining related transactions, such as the Lake Louisa acquisition, and the spin-off, which benefited all segments of the business.
As a result, the allocation of corporate expense to this segment was reduced and reallocated to our other two segments resulting in $263,000 less corporate expense in this quarter versus the same quarter last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for managing and developing our non-income producing properties into income production. In this quarter, this segment successfully closed on the sale of Phase II of the Windlass Run residential land (a non-income producing property) for
$11,288,000.   Using $9,900,000 of the proceeds from that sale in a Section
1031 exchange, the Asset Management segment acquired the Port Capital building, a 91,218 square foot, 100% occupied, warehouse with first full year projected rental revenue of $594,000. In addition, construction of the 80,000 square foot spec warehouse at Hollander Business park will be completed during the second quarter of this fiscal year and, upon receipt of a Certificate of Occupancy, will be transferred to the Asset Management segment for lease-up. Lastly, management successfully completed negotiations and entered into a


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$3,000,000 settlement of environmental claims against our former tenant at the
Riverfront on the Anacostia property and continues to pursue settlement negotiations with other potentially responsible parties. Management anticipates committing to develop Phase II of the Riverfront on the Anacostia project during this fiscal year at which time we will likely book a liability for the estimated incremental cost of remediation similar to what we booked with regards to Phase I.

Revenues for this segment were up $48,000 over last year's first quarter due to higher real estate tax reimbursement from the ground lease at our Square 664E property in D.C. Costs of operating this segment (excluding the $3,000,000 positive benefit from the environmental settlement at Anacostia) were up $224,000 in the quarter driven primarily by higher property taxes at our Anacostia Phases II-IV property and the reallocation of corporate expenses from the Mining Royalty Lands segment.

Asset Management Segment:
------------------------
Total revenues in this segment were $6,915,000, up $158,000 or 2.3%, over the same quarter last year. The increase was due mainly to completion of the third build-to-suit in the middle of the same quarter last year and the acquisition of the Port Capital building in October offset by the lack of revenues ($138,000) from a building that was vacated in January 2015 as a result of the tenant outgrowing the space. Cost of operations increased $234,000 due mainly to the reallocation of corporate expenses from the Mining Royalty Lands segment and an increase in operating expenses due primarily to transaction specific fees and costs (e.g. the 1031 exchange) partially offset by a reduction of $98,000 in property taxes due mainly to a successful appeal of taxes on the three build-to-suit buildings at our Patriot Business Park.

Summary and Outlook. We are focused on building shareholder value through our real estate holdings - mainly by growing our portfolio through the conversion of our non-income producing assets into income production. This strategy is two pronged in that we (i) sell land that is not conducive to warehouse/office development and use the proceeds to acquire existing income producing warehouse/office buildings (typically in a Section 1031 exchange) and (ii) construct new warehouse/office buildings on existing pad sites in our developed business parks. Over the past five years, we have converted 172 acres of non-income producing land into 766,216 square feet of income producing properties with estimated FY 2016 rental revenues of $5,115,000. We saw another quarter of real improvement in mining royalties due mainly to increased volumes at most of our locations and, barring another major economic downturn in the US, we are confident that trend will continue for the foreseeable future.

During the remainder of fiscal 2016, we expect to spend approximately $4 million on the construction of a new bulk head at the Square 664E property in anticipation of future high-rise development and continue working with our JV partner, MRP, to complete the construction of Phase I of Riverfront on the Anacostia (now named Dock 79) and to continue planning for the commencement of Phase II.

Conference Call.

The Company will host a conference call on Wednesday, February 3, 2016 at 1:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-973-1544 (pass code 68134) within the United States. International callers may dial 334-323-7224 (pass code 68134). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp020316. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp020316.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream.


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An audio replay will be available for sixty days following the conference call.
To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 51125827.
Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.


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                              FRP HOLDINGS, INC.
                              ------------------
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands except per share amounts)
                                (Unaudited)

                                                           THREE MONTHS ENDED
                                                               DECEMBER 31,
                                                             2015       2014
                                                           -------    -------
Revenues:
  Rental revenue                                           $ 6,027      5,868
  Royalty and rents                                          1,638      1,320
  Revenue - reimbursements                                   1,158      1,114
                                                           -------    -------
Total Revenues                                               8,823      8,302

Cost of operations:
  Depreciation, depletion and amortization                   1,896      1,883
  Operating expenses                                           973        914
  Environmental remediation recovery                        (3,000)         -
  Property taxes                                             1,118      1,095
  Management company indirect                                  504        352
  Corporate expenses                                           732      1,713
                                                           -------    -------
Total cost of operations                                     2,223      5,957

Total operating profit                                       6,600      2,345

Interest income                                                  1          -
Interest expense                                              (481)      (445)
Equity in loss of joint ventures                               (54)       (30)
Gain (Loss) on investment land sold                          6,286        (17)
                                                           -------    -------

Income from continuing operations before income taxes       12,352      1,853
Provision for income taxes                                   4,879        722
                                                           -------    -------
Income from continuing operations                            7,473      1,131

Gain from discontinued transportation operations,
  net of taxes                                                   -      1,663
                                                           -------    -------
Net income                                                 $ 7,473      2,794
                                                           =======    =======

Comprehensive net income                                   $ 7,473      2,794
                                                           =======    =======

Earnings per common share:
 Income from continuing operations-
  Basic                                                     $ 0.76       0.12
  Diluted                                                   $ 0.76       0.12
Discontinued operations-
 Basic                                                      $ 0.00       0.17
 Diluted                                                    $ 0.00       0.17
Net Income-
 Basic                                                      $ 0.76       0.29
 Diluted                                                    $ 0.76       0.29

Number of shares (in thousands) used in computing:
 -basic earnings per common share                            9,802      9,711
 -diluted earnings per common share                          9,853      9,771

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
Asset Management Segment Results
--------------------------------
                                               Three months ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2015        %        2014        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  5,908     85.4%      5,744     85.0%        164      2.9%
Revenue-reimbursements                        1,007     14.6%      1,013     15.0%         (6)    -0.6%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 6,915    100.0%      6,757    100.0%        158      2.3%

Depreciation, depletion and amortization      1,798     26.0%      1,786     26.4%         12      0.7%
Operating expenses                              839     12.1%        675     10.0%        164     24.3%
Property taxes                                  659      9.5%        757     11.2%        (98)   -12.9%
Management company indirect                     231      3.4%        153      2.3%         78     51.0%
Corporate expense                               378      5.5%        300      4.4%         78     26.0%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            3,905     56.5%      3,671     54.3%        234      6.4%
                                           --------   -------   --------   -------   --------   -------

Operating profit                            $ 3,010     43.5%      3,086     45.7%        (76)    -2.5%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Land Results
---------------------------
                                               Three months ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2015        %        2014        %
                                           --------   -------   --------   -------
Royalty and rents                          $  1,638     98.7%      1,320     98.2%
Revenue-reimbursements                           21      1.3%         24      1.8%
                                           --------   -------   --------   -------
Total revenue                                 1,659    100.0%      1,344    100.0%

Depreciation, depletion and amortization         34      2.0%         31      2.3%
Operating expenses                               41      2.5%         55      4.1%
Property taxes                                   59      3.6%         58      4.3%
Corporate expense                                55      3.3%        318     23.7%
                                           --------   -------   --------   -------
Cost of operations                              189     11.4%        462     34.4%

Operating profit                            $ 1,470     88.6%      $ 882     65.6%


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
Land Development and Construction Segment Results
-------------------------------------------------
                                               Three months ended December 31
                                           --------------------------------------
(dollars in thousands)                       2015           2014          Change
                                           --------       --------       --------
Rental revenue                             $    119            124             (5)
Revenue-reimbursements                          130             77             53
                                           --------       --------       --------
Total revenue                                   249            201             48

Depreciation, depletion and amortization         64             66             (2)
Operating expenses                               93            184            (91)
Environmental remediation recovery           (3,000)             -         (3,000)
Property taxes                                  400            280            120
Management company indirect                     273            199             74
Corporate expense                               299            176            123
                                           --------       --------       --------

Cost of operations                           (1,871)           905         (2,776)
                                           --------       --------       --------

Operating loss                              $ 2,120           (704)         2,824
                                           ========       ========       ========


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this press release are adjusted operating profit and net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. GAAP accounting rules do not allow corporate overhead expenses to be allocated to a discontinued operation of the Company; thus, those corporate expenses attributable to the transportation business prior to the spin-off are charged to the Company as part of continuing operations.

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the corporate expense not allocated to discontinued operations and the environmental remediation recovery. Adjusted operating profit is presented to provide additional perspective on underlying trends in FRP's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:

Adjusted Operating Profit
                                            Three months ended
                                               December 31,
                                           --------------------
                                             2015        2014       Change        %
                                           --------    --------    --------    -------
Operating profit                           $  6,600       2,345       4,255     181.4%
Adjustments:
 Environmental remediation recovery          (3,000)          -
 Corporate costs not allocated
  to discontinued operations                      -         919
Adjusted Operating profit                   $ 3,600       3,264         336      10.3%


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
Net Operating Income Reconciliation
Year Ended 12/31/15 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    1,535          5,054            884              -          7,473
Income Tax Allocation                         1,003          3,298            578              -          4,879
Inc. from continuing operations
  before income taxes                         2,538          8,352          1,462              -         12,352

Less:
  Gains on investment land sold                   9          6,277
  Other income                                    -              1
  Unrealized rents                               13              -
  Lease intangible rents                         14              -
Plus:
  Equity in loss of Joint Venture                 -             45
  Interest Expense                              481              -
  Depreciation/Amortization                   1,798             64
  Management Co. Indirect                       231            273
  Allocated Corporate Expenses                  378            299

Net Operating Income (loss)                  $5,390          2,755




Net Operating Income Reconciliation
Year ended 12/31/14 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    1,635           (452)           509           (561)         1,131
Income Tax Allocation                         1,046           (291)           325           (358)           722
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                         2,681           (743)           834           (919)         1,853

Less:
  Lease intangible rents                         12              -
Plus:
  Loss on investment land sold                    -             17
  Unrealized rents                               45              -
  Equity in loss of Joint Venture                 -             22
  Interest Expense                              405              -
  Depreciation/Amortization                   1,786             66
  Management Co. Indirect                       153            199
  Allocated Corporate Expenses                  300            176
                                         ----------     ----------
Net Operating Income (loss)              $    5,358          (263)


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